UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549

                                   FORM 8-K/A
  (AMENDED)

CURRENT REPORT FILED Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 20, 2001. (January 25, 2001)

                              YANG HOLDING COMPANY
             (Exact name of registrant as specified in its charter)


    Florida                          0-19505                       N/A
(State or other              Commission File Number           (IRS Employer
 jurisdiction)                                               Identification No.)


                            Brickell Bayview Center
                80 SW 8 Street, Suite 2804, Miami, Florida 33130
             (Address of principal executive offices and Zip Code)

                   Issuer's telephone number: (305) 810-2898

EXPLANATORY NOTE: This form 8-K amends Item 7, Exhibit 16.1, "Letter regarding change in certifying accountants" as filed by the Registrant on February 5, 2001. No other information included in the original form 8-K is amended by this form 8-K/A to reflect any information or events subsequent to the filing of form 8-K as originally filed.

ITEM 4. Changes in Registrant's Certifying Accountant

(a) Previous independent accountants

         (i) On January 25, 2001 the Registrant orally dismissed the accounting firm of Berkovitz and Company, P.A. as its independent accountants effective January 25, 2001.

         (ii) Berkovitz & Company, P.A. report on the financial statements for the past year contained no adverse opinion or disclaimer of opinion; the report was qualified as to the uncertainty of the Company's ability to continue as a going concern.

         (iii) During all the 1999 fiscal year and the subsequent interim period preceding this termination, there were no disagreements over accounting matters, financial disclosures, or any other limitations on the scope or procedure of the independent auditor in the course of performing professional services.

         (iv) The Registrant's Board of Directors approved the decision to change independent accountants from Berkovitz & Company, P.A. to Puritz & Weintraub, LLP.

         (v) The Registrant has provided Berkovitz & Company, P.A. with a copy of this disclosure and requested that Berkovitz & Company, P.A. furnish the Registrant with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether it agrees with the above statements. A copy of Berkovitz & Company, P.A. letter addressed to the Commission is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent accountants.

         (i) On January 25, 2001 the Registrant engaged Puritz & Weintraub, LLP as its new independent accountants for the fiscal year ending December 31, 2000.

         (ii) Prior to January 25, 2001 the Company had not consulted with Puritz & Weintraub, LLP on items which involved the Company's accounting principles or the type of audit opinion to be issued on the Company's financial statements, but did discuss with Puritz & Weintraub, LLP its engagement fees and standard engagement terms for serving as the Registrants's auditors.

ITEM 7. EXHIBITS

16.1      Letter regarding change in certifying accountants.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 20, 2001                      By: /s/ James Chow
                                                 --------------------------
                                                     James Chow
                                                     Secretary